[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]



May 29, 1998

HomeSide Mortgage Securities, Inc.
7301 Baymeadows Way
Jacksonville, Florida 32256

Re:      HomeSide Mortgage Securities, Inc. - Multi-Class
         Mortgage Pass-Through Certificates, Series 1998-2
         -------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for HomeSide Mortgage Securities, Inc. (the "Company"), in connection with the sale by the Company of approximately $257,110,471 in aggregate principal amount of Multi-Class Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates"). The Certificates evidence specified interests in a pool of mortgage loans (the "Mortgage Loans") and certain other property conveyed by the Company to Norwest Bank Minnesota, National Association (the "Trustee"), as trustee (the "Trust Fund"). The Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of May 1, 1998, by and among the Company, the Trustee and HomeSide Lending, as Servicer and the Trustee.

We have examined a signed copy of the Registration Statement on Form S-3 (No. 333-49761) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, and the Company's Prospectus (the "Prospectus") dated May 26, 1998 and the Prospectus Supplements (collectively, the "Prospectus Supplement") dated May 26, 1998 and May 27, 1998 relating to the Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates and purchase of the Mortgage Loans; (iv) the Pooling and Servicing Agreement;
(v) the forms of the Certificates; (vi) certificates of the Company relating to the sale of the Mortgage Loans; and (vii) certificates of the Trustee relating to delivery of the Mortgage Notes underlying the Mortgage Loans.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or



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HomeSide Mortgage Securities, Inc.
May 29, 1998
Page 2

photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

                  (i) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

                  (ii) Assuming (a) ongoing compliance with all of the provisions of the Pooling and Servicing Agreement and (b) the filing of elections, in accordance with the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") for Federal income tax purposes, each of the Master REMIC and the Subsidiary REMIC will qualify as a REMIC as of the Closing Date and each will continue to qualify as a REMIC for so long as it complies with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

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